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INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement (No. 333-05955) and this Amendment No. 1 to the Registration Statement (333-43331) of Grand Court Lifestyles, Inc., each on Form S-1, of our report dated April 28, 1997, appearing in the Prospectus, which is part of this Post-Effective Amendment No. 3 to the Registration Statement and this Amendment No. 1 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP
New York, New York


February 10, 1998